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      UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C. 20549



                          FORM 8-K

                       CURRENT REPORT


Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 1997

                              KEYCORP
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)

       Ohio                    0-850                63-0593897
 ----------------         ---------------       -------------------
 (State or other          Commission File        (I.R.S. Employer
 jurisdiction of              Number            Identification No.)
 incorporation or
  organization)


    127 Public Square, Cleveland, Ohio               44114-1306
 ----------------------------------------           ------------
 (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:  (216) 689-6300

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ITEM 5. OTHER EVENTS
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On April 8, 1997, KeyCorp issued a press release announcing it had signed a definitive agreement to acquire Leasetec Corporation ("Leasetec"), a leading privately-held equipment leasing company headquartered in Boulder, Colorado. Leasetec operates in the U.S. and eighteen foreign countries and at December 31, 1996, had total assets of approximately $1.1 billion (unaudited). As part of the agreement, Tokyo Leasing (USA) will continue to hold a 20 percent stake in Leasetec. The transaction will be accounted for as a purchase and is expected to close in the third quarter of 1997.

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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             KEYCORP
                                          ------------
                                          (Registrant)


Date:  April 10, 1997                     /s/   Lee Irving
                                          ------------------
                                          By:   Lee Irving
                                                Executive Vice President
                                                and Chief Accounting Officer